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                                                                    EXHIBIT 4(f)

No. HE-1                                                             $31,546,400

                        HAWAIIAN ELECTRIC COMPANY, INC.
            8.05% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                                  SERIES 1997


          Hawaiian Electric Company, Inc., a Hawaii corporation (the "Company", which term includes any successor corporation under the Junior Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee (the "Property Trustee") for, and for the benefit of, HECO Capital Trust I (the "Trust") or registered assigns, the principal sum of Thirty-One Million Five Hundred Forty-Six Thousand Four Hundred Dollars ($31,546,400) on March 27, 2027, or on such other date which may be established by the Company in accordance with the terms of said Junior Indenture but which may not, in any event, be a date earlier than March 27, 2002 or a date later than March 27, 2046, and to pay interest on said principal sum from March 27, 1997 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31, commencing June 30, 1997 (each, an "Interest Payment Date"), at the rate of 8.05% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full calendar month, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payment in respect of such early payment), in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Junior Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, as more fully provided in the Junior Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series 1997 Debentures not less than 7 calendar days prior to such Special Record Date, as more fully provided in the Junior Indenture.

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          Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Debenture is not held by a depository or the Property Trustee, payment of any interest on this Debenture (other than on the Stated Maturity or Redemption
Date) shall be made at the office of the Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper and timely written transfer instructions have been received by the Regular Record Date; provided, however, that at the request of a Holder of at least $10,000,000 aggregate principal amount of Series 1997 Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

          If this Debenture is not held by a depository or the Property Trustee, the principal amount hereof, any premium and any interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate office of The Bank of New York, Paying Agent, in New York, New York, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

          As long as this Debenture is held by the Property Trustee or if this Debenture is held by a depository, any payments of principal of and premium, if any, and interest on this Debenture will be made pursuant to the terms of the Junior Indenture.

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          The indebtedness evidenced by this Debenture is, to the extent provided in the Junior Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Junior Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Junior Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series 1997 Debentures"), specified in the Junior Indenture, limited in aggregate principal amount to $31,546,400, except if the Debenture Exchange has occurred, the aggregate principal amount may not exceed $51,546,400, issued under and pursuant to a Junior Indenture dated as of March 1, 1997 (the "Junior Indenture") executed and delivered between the Company and The Bank of New York, as trustee (the "Trustee"). The Series 1997 Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Series 1997 Debentures, the Trust is issuing its trust securities, representing common and preferred undivided beneficial interests in the assets of the Trust and having an aggregate liquidation preference equal to the aggregate principal amount of the Series 1997 Debentures and of the Subsidiary Debentures issued by Hawaii Electric Light Company, Inc. ("HELCO") and Maui Electric Company, Limited ("MECO"), including the Trust's 8.05% Cumulative Quarterly Income Preferred Securities, Series 1997 (the "Trust Preferred Securities"). By the terms of the Junior Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Junior Indenture provided. Reference is made to the Junior Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Debentures. Each term used in this Debenture which is defined in the Junior Indenture and not defined herein shall have the meaning assigned to it in the Junior Indenture.

                                       3
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          At the option of the Company, the Series 1997 Debentures are redeemable prior to maturity (i) at any time on or after March 27, 2002, in whole or in part, and (ii) if a Special Event shall occur and be continuing, in whole (but not in part), in each case at 100% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. A "Special Event" shall mean either a "Tax Event" or an "Investment Company Event." A "Tax Event" shall mean that the Company or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof and which must be acceptable to the Property Trustee of the Trust), rendered by a law firm having a recognized federal and state tax and securities practice, to the effect that, as a result of a Tax Action, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of said opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company to the Trust on the 1997 Series Debentures or by MECO or HELCO to the Trust on its Subsidiary Debentures is not, or within 90 days of the date of said opinion will not be, deductible by such company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of said opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges. A "Tax Action" includes (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States, or of any State or the District of Columbia, or of any political subdivision or taxing authority thereof or therein, (b) any administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action or (c) any judicial decision interpreting, clarifying or applying such laws or regulations, in each case that occurs or becomes effective on or after the date of original issuance of the Trust Preferred Securities. An "Investment Company Event" shall mean the receipt by the Company or the Trust of an opinion of counsel, rendered by a law firm having a recognized federal securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change (including a prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes

                                       4
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effective on or after the date of original issuance of the Trust Preferred
Securities.

          At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Series 1997 Debentures to be redeemed.

          The Series 1997 Debentures shall not be subject to any sinking fund. Series 1997 Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25.

          In the event of redemption of this Debenture in part only, a new Series 1997 Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default with respect to the Series 1997 Debentures occurs and is continuing, the principal of and interest on the Series 1997 Debentures may (and, in certain circumstances, shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Junior Indenture.

          The Junior Indenture contains provisions for defeasance within one year of the Stated Maturity of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          Subject to certain exceptions in the Junior Indenture which require the consent of every Holder, the Company and the Trustee may amend the Junior Indenture or may waive future compliance by the Company with any provisions of the Junior Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Series 1997 Debentures if affected thereby, provided that if the Series 1997 Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Trust Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation preference of the outstanding Trust Preferred Securities. Subject to certain exceptions in the Junior Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Junior Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Junior Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, or to comply with any requirements of the

                                       5
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Debentures and the Securities and Exchange Commission in connection with the qualification of the Junior Indenture under the TIA, provided that any such action does not adversely affect the rights of any Debentureholder and, in the case of Series 1997 Debentures held by the Trust, the rights of any holder of Trust Preferred Securities. Amendments bind all Holders and subsequent Holders.

          No reference herein to the Junior Indenture and no provision of this Debenture or the Junior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default with respect to the Series 1997 Debentures has occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series 1997 Debentures for up to 20 consecutive quarters (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Series 1997 Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series 1997 Debentures, compounded quarterly, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period and during any Extension Period with respect to the Subsidiary Debentures, subject to certain exceptions contained in the Junior Indenture, the Company may not, either directly or indirectly through a subsidiary, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its Capital Stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other Debentures) that rank pari passu with or junior in interest to the Series 1997 Debentures, or (iii) make any guarantee payments with respect to any guarantee issued by the Company if such guarantee ranks pari passu with or junior in interest to the Series 1997 Debentures. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions, shall not exceed 20 consecutive quarters and shall not extend beyond the Stated Maturity Date or Redemption Date of any Series 1997 Debenture. At the termination of any such Extension Period and upon the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing restrictions.

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

          Series 1997 Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Junior Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series 1997 Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Junior Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 1997 Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Junior Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

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          This Debenture will be governed by and construed under the internal laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.


                              HAWAIIAN ELECTRIC COMPANY, INC.


(SEAL)                        By: /s/ Paul A. Oyer
                                  ----------------------------------
                                  Paul A. Oyer
                                  Financial Vice President
                                     and Treasurer


                              By: /s/ Marvin A. Hawthorne
                                  ----------------------------------
                                  Marvin A. Hawthorne
                                  Assistant Treasurer

                           TRUSTEE'S CERTIFICATE OF
                                AUTHENTICATION


THIS IS ONE OF THE DEBENTURES, OF THE SERIES
DESIGNATED, REFERRED TO IN THE WITHIN-MENTIONED JUNIOR
INDENTURE.


THE BANK OF NEW YORK, as Trustee


By: /s/ Vivian Georges
    ----------------------------
    Authorized Signatory

Dated:  March 27, 1997
       -------------------------

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                                ASSIGNMENT FORM


          To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

        _______________________________________________________________
            (Insert assignee's social security or tax I.D. number)

        _______________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Debenture on the books of the Securities Register. The agent may substitute another to act for him.



Dated: __________________     Signature: ______________________
                              (Sign exactly as your name appears on the other side of this Debenture)


Signature Guaranty: ____________________